Exhibit 99.3
PHILADELPHIA INSURANCE COMPANIES
SUMMARY SEGMENT TOTALS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(IN THOUSANDS)

	9/30/2005	9/30/2004	2005 VS. 2004	9/30/2005	9/30/2004	2005 VS. 2004
	GROSS	GROSS	%	GROSS	GROSS	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>
COMMERCIAL LINES	305,482	289,002	5.7%	220,171	209,686	5.0%

SPECIALTY LINES	55,463	49,358	12.4%	49,084	44,040	11.5%

PERSONAL LINES	27,577	29,066	-5.1%	22,702	27,451	-17.3%

TOTAL ALL LINES	388,522	367,426	5.7%	291,957	281,177	3.8%

	9/30/2005	9/30/2004	2005 VS. 2004	9/30/2005	9/30/2004	2005 VS. 2004
	NET	NET	%	NET	NET	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>
COMMERCIAL LINES	284,315	237,925	19.5%	197,400	165,756	19.1%

SPECIALTY LINES	44,751	41,626	7.5%	39,006	35,791	9.0%

PERSONAL LINES	11,303	-13,848	-181.6%	8,364	-13,702	-161.0%

TOTAL ALL LINES	340,369	265,703	28.1%	244,770	187,845	30.3%